UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed on July 20, 2017 in its Current Report on Form 8-K, Ocwen Financial Corporation (Ocwen or the Company) had reached an agreement in principle to settle the class action captioned In re Ocwen Financial Corporation Securities Litigation, 9:14-cv-81057-WPD (S.D. Fla.) (the Securities Class Action).

On December 22, 2017, the Court entered judgment approving the settlement between the parties in the Securities Class Action. Accordingly, pursuant to the settlement, within 30 days of December 22, 2017, the Company will issue a total of 2,500,000 shares of common stock to members of the class and their counsel under the exemption from registration set forth in Section 3(a)(10) of the Securities Act of 1933.

Item 8.01	Other Events.

The Company provides the following update on regulatory matters.

As previously disclosed, Ocwen is seeking timely resolutions to the regulatory actions taken against us on April 20, 2017 or shortly thereafter by mortgage and banking regulatory agencies from 30 states and the District of Columbia and two state attorneys general that alleged deficiencies in our compliance with laws and regulations relating to our servicing and lending activities. In the Company’s prior Current Reports on Form 8-K filed with the Securities and Exchange Commission (SEC), Ocwen made disclosures relating to resolutions with 23 of these jurisdictions.

Ocwen has entered into additional agreements to resolve the regulatory actions brought by Oregon and Wyoming. The agreement resolving the Oregon regulatory action contains key terms that are similar to the agreements Ocwen previously disclosed and which Ocwen has summarized in its prior SEC filings (the Multi-State Common Settlement Terms). Under a separate agreement, the Wyoming regulatory authority also dismissed its cease and desist order.

As of December 27, 2017, the total number of jurisdictions where we have reached a resolution is 25.

Ocwen continues to seek timely resolutions with the remaining six regulatory agencies and two state attorneys general. If Ocwen is successful in reaching such resolutions, they may contain some or all of the previously disclosed Multi-State Common Settlement Terms and may also contain additional terms, including potentially monetary fines or penalties or additional restrictions on our business. There can be no assurance that Ocwen will be able to reach resolutions with the remaining regulatory agencies and state attorneys general. It is possible that the outcome of these matters, whether through negotiated settlements, court rulings or other resolutions, could be materially adverse to our business, reputation, financial condition, liquidity and results of operations.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include those described in Ocwen’s reports and filings with the SEC, including its amended 2016 Annual Report on Form 10-K/A and its current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on our website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: December 27, 2017	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)